UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

ANAREN, INC.
(Exact name of registrant as specified in its charter)

New York	000-6620	16-0928561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057
(Address of Principal Executive Offices)	(Zip code)

(315) 432-8909
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On July 2, 2007, Anaren, Inc. (the “the Company”) announced via press release that due to control deficiencies at the Company’s Suzhou, China subsidiary, its pretax income was overstated for both the six months and second quarter ended December 31, 2006, and for the nine months and third quarter ended March 31, 2007 of fiscal year 2007, and therefore previously issued financial statements for these periods should no longer be relied upon. The overstatement of pretax income resulted from unauthorized modifications in accounting procedures affecting the reconciliation of inventory and the recording of vendor payables for raw materials received but not yet invoiced at the Company’s China subsidiary. Management of the Company initially reached this conclusion on June 27, 2007, has presented its preliminary findings to the Company’s audit committee and, in consultation with the audit committee, will be continuing its review of the Company’s accounting records for vendor purchases and inventory reconciliations during the above referenced interim reporting periods. Management and the audit committee also discussed this matter with its independent registered public accounting firm, KPMG LLP. As soon as practicable following the completion of its review, the Company intends to announce its final conclusions regarding these errors and, if necessary, file any required amendments to its filings with the Securities and Exchange Commission.

The full text of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

99.1 Press Release of Anaren, Inc. dated July 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAREN, INC.

Date: July 2, 2007	By:	/s/ Lawrence A. Sala
Lawrence A. Sala
President and Chief Executive Officer